Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Relations Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470

Investor Relations Aly Noormohamed, (972) 673-6050
DR PEPPER SNAPPLE GROUP REPORTS FIRST QUARTER 2011 RESULTS
Reported net sales were up 7% for the quarter.
Reported diluted earnings per share were $0.50.
Company reaffirms full year 2011 reported diluted EPS in the $2.70 to $2.78 range.

Plano, TX, April 27, 2011 - Dr Pepper Snapple Group, Inc. (NYSE: DPS) reported first quarter 2011 diluted earnings of $0.50 per share compared to $0.35 per share in the prior year period. Excluding a separation-related foreign deferred tax charge, diluted earnings per share in the prior year period were $0.40.

For the quarter, reported net sales increased 7%, reflecting solid volume growth and low-single digit price increases. Revenue recognized under the PepsiCo, Inc. (PepsiCo) and The Coca-Cola Company (Coca-Cola) licensing agreements and the favorable impact of repatriated brands added 3 percentage points to net sales growth. Reported segment operating profit (SOP) increased 1% reflecting net sales growth and ongoing supply chain productivity benefits partially offset by higher packaging, ingredient and transportation costs and a $14 million increase in marketing. Foreign currency added one percentage point to net sales and SOP growth. Reported income from operations for the quarter was $202 million compared to $187 million in the prior year period.

DPS President and CEO Larry Young said, “We're off to a solid start in 2011. The foundational investments we've made to strengthen this business are paying off. Through rapid continuous improvement, or RCI, we're finding even more opportunities to free up resources to support growth. For the period, we increased distribution and availability, introduced exciting new products and expanded Sun Drop nationally. Despite a significant escalation in commodity and fuel costs, we continue to manage this business for the long term, balancing brand growth with pricing, mix and productivity. With solid plans in place and with continued wins in RCI, I am confident we'll deliver our commitments for the year.”

Diluted EPS reconciliation	First Quarter
	2011	2010	Percent Change
Diluted reported EPS	$0.50	$0.35	43
Items affecting comparability
- Foreign deferred tax charge	—	0.05
Diluted EPS excluding certain items	$0.50	$0.40	25
EPS — earnings per share
Net sales and SOP in the tables and commentary below are presented on a currency neutral basis. For a reconciliation of non-GAAP to GAAP measures see page A-5 accompanying this release.

Summary of 2011 results	First Quarter
(Percent change)		Currency
	As Reported	Neutral
BCS Volume	1	1
Sales Volume	2	2
Net Sales	7	6
SOP	1	0
BCS — bottler case sales
BCS Volume
For the quarter, BCS volume increased 1% with carbonated soft drinks (CSDs) and non-carbonated beverages (NCBs) both growing 1%.

In CSDs, Dr Pepper volume increased 1%. Canada Dry volume grew double digits and Sun Drop doubled, adding 3 million cases, following its national launch. 7UP declined mid-single digits. Crush declined high-single digits, cycling 22% growth in the prior year period. A&W declined mid-single digits and Sunkist soda declined double digits. Fountain foodservice volume grew 7% on increased Dr Pepper availability.

In NCBs, Hawaiian Punch volume grew 7% and Snapple grew 10%. Mott's volume declined 8%, cycling 14% growth in the prior year period.

By geography, U.S. and Canada volume was flat while volume grew 5% in Mexico and the Caribbean.

Year-to-date through March and across all measured channels, as reported by The Nielsen Company, U.S. CSD dollar share declined 0.1 percentage points.
Sales volume
For the quarter, sales volume increased 2%. Branded sales volume grew 2% and contract manufacturing increased 12% to support inventory build for a customer.

2011 Segment results	First Quarter
(Percent Change)	As Reported			Currency Neutral
	Sales	Net		Net
	Volume	Sales	SOP	Sales	SOP
Beverage Concentrates	(1)	6	6	6	5
Packaged Beverages	5	6	(4)	6	(6)
Latin America Beverages	5	15	0	10	(13)
Total	2	7	1	6	0

Beverage Concentrates
Net sales for the quarter increased 6% reflecting 2% comparable volume growth and a low-single digit concentrate price increase partially offset by unfavorable discount timing. Revenue recognized under the PepsiCo and Coca-Cola licensing agreements added 5 percentage points to net sales growth while the impact of repatriated brands reduced net sales growth by 3 percentage points. SOP increased 5% reflecting net sales growth partially offset by higher marketing investments.
Packaged Beverages
Net sales for the quarter were up 6% reflecting volume growth and low-single digit price increases. Brands repatriated under the PepsiCo and Coca-Cola licensing agreements added 3 percentage points to net sales growth. SOP decreased 6% as net sales growth and ongoing supply chain productivity benefits were more than offset by higher packaging, ingredient and transportation costs and higher marketing investments.
Latin America Beverages
Net sales for the quarter increased 10% reflecting 5% volume growth and low-single digit price increases. SOP declined 13% as net sales growth was more than offset by higher packaging, ingredient and transportation costs and IT infrastructure upgrades.
Corporate and other items
For the quarter, corporate costs totaled $67 million, including higher industry association fees and stock-based compensation costs. Corporate costs in the prior year period were $77 million including $8 million of transaction costs related to the PepsiCo licensing agreements.

For the quarter, unrealized commodity-related mark-to-market gains were $2 million versus a $1 million loss in the prior year. Productivity office investments recorded in the segments, as well as corporate, were $4 million versus $9 million in the prior year.

Net interest expense decreased $7 million compared to the prior year reflecting lower interest rates.

For the quarter, the effective tax rate was 36.0% including a $3 million benefit related to the PepsiCo and Coca-Cola transactions.
Cash flow
For the quarter, the company generated $51 million of cash from operating activities. Capital spending totaled $54 million. The company returned $156 million to shareholders in the form of stock repurchases ($100 million) and dividends ($56 million).

2011 full year guidance
The company continues to expect full year reported net sales to increase 3% to 5% and diluted earnings per share to be in the $2.70 to $2.78 range.

Packaging and ingredient costs are now expected to increase COGS between 7% and 9%, on a constant volume/mix basis. Additionally, the company expects transportation costs to increase selling, general and administrative expenses by approximately $35 million.

The tax rate is expected to be approximately 35%, including an $18 million benefit related to the PepsiCo and Coca-Cola transactions.

Finally, the company expects capital spending to be approximately 4.5% of net sales.
Impact of the PepsiCo licensing agreements
In February 2010, the company completed its licensing agreements with PepsiCo. Under these agreements, PepsiCo began distributing Dr Pepper, Crush and Schweppes in the U.S. territories where these brands were previously distributed by The Pepsi Bottling Group, Inc. (PBG) and PepsiAmericas, Inc. (PAS). The same applies to Dr Pepper, Crush, Schweppes, Vernors and Sussex in Canada, and Squirt and Canada Dry in Mexico. These agreements have an initial term of 20 years, with 20-year renewal periods, and require PepsiCo to meet certain performance conditions.

Additionally, effective April 2010, in certain U.S. territories where it has a manufacturing and distribution footprint, the company began selling certain owned and licensed brands, including Sunkist soda, Squirt, Vernors and Hawaiian Punch, that were previously distributed by PBG and PAS.

The one-time cash payment of $900 million, received in February 2010, was recorded as deferred revenue and is being recognized as net sales over 25 years. The company recognized $9 million of revenue in the first quarter of 2011, an increase of $6 million compared to the prior year period.
Impact of the Coca-Cola Company licensing agreements
In October 2010, the company completed its licensing agreements with Coca-Cola. Under the new agreements, Coca-Cola began distributing Dr Pepper in the U.S. and Canada Dry in the Northeast U.S. where they were previously distributed by Coca-Cola Enterprises (CCE). These agreements have an initial term of 20 years, with 20-year renewal periods, and require Coca-Cola to meet certain performance conditions. Coca-Cola will distribute Canada Dry, C'Plus and Schweppes in Canada, will offer Dr Pepper and Diet Dr Pepper in local fountain accounts previously serviced by CCE and will include Dr Pepper and Diet Dr Pepper on its Freestyle fountain dispenser.

Additionally, effective January 2011, in certain U.S. territories where it has a manufacturing and distribution footprint, the company began selling Squirt, Canada Dry, Schweppes and Cactus Cooler, which were previously sold by CCE.

The one-time cash payment of $715 million was received in October 2010, was recorded as deferred revenue and is being recognized as net sales over 25 years. The company recognized $7 million of revenue in the first quarter of 2011.

Definitions
Bottler case sales (BCS) volume: Sales of finished beverages, in equivalent 288 fluid ounce cases, sold by the company and its bottling partners to retailers and independent distributors and excludes contract manufacturing volume. Volume for products sold by the company and its bottling partners is reported on a monthly basis, with the first quarter comprising January, February and March.

Sales volume: Sales of concentrates and finished beverages, in equivalent 288 fluid ounce cases, shipped by the company to its bottlers, retailers and independent distributors and includes contract manufacturing volume.

Pricing refers to the impact of list price changes.
Forward-looking statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance including earnings estimates, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions.
These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

Conference Call
At 10 a.m. (CDT) today, the company will host a conference call with investors to discuss first quarter results and the outlook for 2011. The conference call and slide presentation will be accessible live through DPS's website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found on page A-5 accompanying this release and under "Financial Press Releases" on the company's website at http://www.drpeppersnapple.com in the “Investors” section.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 9 of our 12 leading brands are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott's, Squirt, Hawaiian Punch, Peñafiel, Clamato, Schweppes, Venom Energy, Rose's and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.

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DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2011 and 2010
(Unaudited, in millions, except per share data)

	For the
	Three Months Ended
	March 31,
	2011	2010
Net sales	$1,331	$1,248
Cost of sales	547	496
Gross profit	784	752
Selling, general and administrative expenses	547	531
Depreciation and amortization	33	31
Other operating expense (income), net	2	3
Income from operations	202	187
Interest expense	27	34
Interest income	(1)	(1)
Other (income) expense, net	(2)	(3)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	178	157
Provision for income taxes	64	68
Income before equity in earnings of unconsolidated subsidiaries	114	89
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—
Net income	$114	$89
Earnings per common share:
Basic	$0.51	$0.35
Diluted	0.50	0.35
Weighted average common shares outstanding:
Basic	223.6	253.3
Diluted	226.3	255.1
Cash dividends declared per common share	$0.25	$0.15

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2011 and December 31, 2010
(Unaudited, in millions except share and per share data)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$657	$315
Accounts receivable:
Trade, net	561	536
Other	38	35
Inventories	264	244
Deferred tax assets	61	57
Prepaid expenses and other current assets	192	122
Total current assets	1,773	1,309
Property, plant and equipment, net	1,153	1,168
Investments in unconsolidated subsidiaries	12	11
Goodwill	2,985	2,984
Other intangible assets, net	2,690	2,691
Other non-current assets	554	552
Non-current deferred tax assets	147	144
Total assets	$9,314	$8,859
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$817	$851
Deferred revenue	65	65
Current portion of long-term obligations	403	404
Income taxes payable	128	18
Total current liabilities	1,413	1,338
Long-term obligations	2,182	1,687
Non-current deferred tax liabilities	998	1,083
Non-current deferred revenue	1,500	1,515
Other non-current liabilities	791	777
Total liabilities	6,884	6,400
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized, 221,347,042 and 223,936,156 shares issued and outstanding for 2011 and 2010, respectively	2	2
Additional paid-in capital	1,996	2,085
Retained earnings	458	400
Accumulated other comprehensive loss	(26)	(28)
Total stockholders’ equity	2,430	2,459
Total liabilities and stockholders’ equity	$9,314	$8,859

DR PEPPER SNAPPLE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2011 and 2010
(Unaudited, in millions)

	For the
	Three Months Ended
	March 31,
	2011	2010
Operating activities:
Net income	$114	$89
Adjustments to reconcile net income to net cash provided by operations:
Depreciation expense	49	44
Amortization expense	8	10
Amortization of deferred financing costs	1	1
Amortization of deferred revenue	(16)	(3)
Employee stock-based compensation expense	8	6
Deferred income taxes	(86)	9
Loss on property and intangible assets	2	3
Other, net	(3)	3
Changes in assets and liabilities:
Trade and other accounts receivable	(26)	10
Inventories	(19)	(7)
Other current and non-current assets	(71)	(51)
Accounts payable and accrued expenses	(19)	(42)
Income taxes payable	110	16
Current and non-current deferred revenue	—	900
Other non-current liabilities	(1)	(1)
Net cash provided by operating activities	51	987
Investing activities:
Purchase of property, plant and equipment	(54)	(55)
Net cash used in investing activities	(54)	(55)
Financing activities:
Proceeds from senior unsecured notes	500	—
Repayment of senior unsecured credit facility	—	(405)
Repurchase of shares of common stock	(100)	(202)
Dividends paid	(56)	(38)
Other, net	(1)	—
Net cash provided by (used in) financing activities	343	(645)
Cash and cash equivalents — net change from:
Operating, investing and financing activities	340	287
Currency translation	2	4
Cash and cash equivalents at beginning of period	315	280
Cash and cash equivalents at end of period	$657	$571
Supplemental cash flow disclosures of non-cash investing and financing activities:
Capital expenditures included in accounts payable	$39	$25
Dividends declared but not yet paid	55	—
Supplemental cash flow disclosures:
Interest paid	$—	$5
Income taxes paid	28	13

DR PEPPER SNAPPLE GROUP, INC.
OPERATIONS BY OPERATING SEGMENT
For the Three Months Ended March 31, 2011 and 2010
(Unaudited, in millions)

	For the Three Months Ended March 31,
	2011	2010
Segment Results – Net sales
Beverage Concentrates	$255	$240
Packaged Beverages	985	929
Latin America Beverages	91	79
Net sales	$1,331	$1,248

	For the Three Months Ended March 31,
	2011	2010
Segment Results – SOP
Beverage Concentrates	$155	$146
Packaged Beverages	109	114
Latin America Beverages	7	7
Total SOP	271	267
Unallocated corporate costs	67	77
Other operating expense (income), net	2	3
Income from operations	202	187
Interest expense, net	26	33
Other (income) expense, net	(2)	(3)
Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	$178	$157

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
For the Three Months Ended March 31, 2011 and 2010
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP measures, that reflect the way management evaluates the business, may provide investors with additional information regarding the company’s results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly results:
Net sales and Segment Operating Profit, as adjusted: Net sales and Segment Operating Profit are on a currency neutral basis.

	For the Three Months Ended March 31, 2011
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	6%	6%	15%	7%
Impact of foreign currency	—	—	(5)%	(1)%
Net sales, as adjusted	6%	6%	10%	6%

	For the Three Months Ended March 31, 2011
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported segment operating profit	6%	(4)%	—%	1%
Impact of foreign currency	(1)%	(2)%	(13)%	(1)%
Segment operating profit, as adjusted	5%	(6)%	(13)%	—%

The tables below provide reconciliations of the reported to the adjusted diluted earnings per share (EPS) for the quarters ended March 31, 2011 and 2010.

	For the Three Months Ended March 31,
	2011	2010	% Change
Reported Diluted EPS	$0.50	$0.35	43%
Foreign deferred tax charge	—	0.05
Diluted EPS, excluding certain items	$0.50	$0.40	25%